Exhibit 2.2

                  SERIES AAA PREFERRED STOCK PURCHASE AGREEMENT

This Series AAA Preferred Stock Purchase Agreement (this "Agreement") is entered into as of August 1, 2005 (the "Effective Date") by and between CNE Group, Inc., a Delaware corporation ("CNE"), and Arrow Pacific Resources (S) Pte. Ltd., a Singapore registered company ("Arrow Pacific").

In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1.    Definitions.

      1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

            "ARR" means Arrow Resources Development Ltd., a Bermuda limited company and wholly-owned subsidiary of Arrow Pacific.

            "Common Stock" means CNE's common stock, $0.00001 par value per share.

            "Merger" means the merger of CNE with and into ARR as contemplated by the "Agreement and Plan of Merger" (as defined below).

            "Agreement and Plan of Merger" means the Agreement and Plan of Merger by and between CNE and ARR, dated as of even date herewith.

            "Preferred Stock" means CNE's Series AAA Preferred Stock.

      1.2 Index of Other Defined Terms. In addition to the terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

                     Defined Term                      Section
                     ------------                      -------
            "Act"                                       4.5(b)
             ---
            "Action"                                     4.10
             ------
            "Agreement"                                Preamble
             ---------
            "Articles"                                    2.1
             --------
            "Balance Sheet Date"                         4.16
             ------------------
            "Board"                                     4.18(e)
             -----
            "Bylaws"                                     4.12
             ------
            "CERCLA"                                    4.22(a)
             ------
            "Closing"                                     3.1
             -------
            "Code"                                       4.20
             ----
            "Company"                                  Preamble
             -------
            "Company Contracts"                          4.12
             -----------------
            "Conversion Shares"                         4.2(c)
             -----------------


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                     Defined Term                      Section
                     ------------                      -------
            "Effective Date"                           Preamble
             --------------
            "Financial Statements"                       4.16
             --------------------
            "Hazardous Materials"                       4.21(a)
             -------------------
            "Arrow Pacific"                            Preamble
             -------------
            "Schedule of Exceptions"                      4
             ----------------------
            "SEC"                                        4.14
             ---
            "Series AAA Preferred Stock"                 2.1
             --------------------------
            "Shares"                                    2.2(b)
             ------

            This index is for convenience only. The failure of any term that is defined in this Agreement to appear in this index or in Section 1.1 shall not affect the validity of that term's definition.

2.    Agreement to Purchase and Sell Stock

      2.1. Authorization. As of the Closing (as defined below), CNE will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of 10 million shares of CNE's Series AAA Preferred Stock, $.00001 par value ("Series AAA Preferred Stock"), having the rights, preferences, privileges and restrictions set forth in the Certificate of Designations of CNE attached to this Agreement as Exhibit B (the "Articles").

      2.2. Agreement to Purchase and Sell. Subject to the terms and conditions hereof, on the date of the Closing, CNE will issue and sell to Arrow Pacific, and Arrow Pacific will purchase from CNE, 10 million shares of Series AAA Preferred Stock (the "Shares") in consideration of the entry by Arrow Pacific into this Agreement and the entry by ARR into the Agreement and Plan of Merger. Upon Arrow Pacific's execution of this Agreement and ARR's execution of the Agreement and Plan of Merger, the consideration for the issuance of the Shares to Arrow Pacific shall be deemed to have been fully delivered and the Shares will be deemed fully-paid and non-assessable.

3.    Closing; Delivery.

      3.1. The Closing. The purchase and sale of the Shares hereunder shall be held at the offices of Arrow Pacific on August 1, 2005, or at such other time and place as CNE and Arrow Pacific may mutually agree (the "Closing").

      3.2. Delivery. At the Closing, CNE will deliver to Arrow Pacific a certificate representing the Shares to be purchased by Arrow Pacific hereunder.

4. Representations and Warranties of CNE. CNE hereby represents and warrants to Arrow Pacific that, except as set forth in the Schedule of Exceptions ("Schedule of Exceptions") attached to this Agreement as Exhibit C (which Schedule of Exceptions shall be deemed to be representations and warranties to Arrow Pacific), the statements in this Section 4 are all true and correct:


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      4.1.  Organization, Good Standing and Qualification.  CNE is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. CNE is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.

      4.2.  Capitalization.

            (a) As of the date hereof, the authorized capital stock of CNE consists of:

                  (i) 25 million shares of preferred stock, par value $.00001 per share ("CNE Preferred Stock") of which 13,438,241 shares are outstanding in the following series: Series AA, A, B, C and E;

                  (ii) 40 million shares of common stock, par value $.00001 per share ("CNE Preferred Stock") of which 10,790,915 shares are outstanding;

                  (iii) 2,220,000 common stock warrants; and

                  (iv)  503,500 incentive stock options for common shares.

            (b) Upon approval of the CNE shareholders of the Merger and the completion of the requisite filings with the Delaware Secretary of State and Bermudan Registrar of Companies, the entire issued and outstanding capital stock of CNE will consist of one billion shares of common stock, par value $.00001 per share, of which 26,000,000 common shares will be issued or reserved for CNE stockholders of record prior to the Merger, and 650,000,000 common shares will be issued to Arrow Pacific.

            (c) Except as described in this Section 4.2 (i) no shares of capital stock or other equity securities of CNE are authorized, issued or outstanding, or reserved for issuance and there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which CNE or any of its subsidiaries is a party relating to the issued or unissued capital stock or other equity interests of CNE or any of its subsidiaries, requiring CNE or any of its subsidiaries to grant, issue or sell any shares of the capital stock or other equity interests of CNE or any of its subsidiaries by sale, lease, license or otherwise; (ii) neither CNE nor any of its subsidiaries have any obligation, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of the capital stock or other equity interests of CNE or any of its subsidiaries; (iii) none of CNE or any of its subsidiaries, directly or indirectly, owns, or has agreed to purchase or otherwise acquire, the capital stock or other equity interests of, or any interest convertible into or exchangeable or exercisable for such capital stock or such equity interests, of any corporation, partnership, joint venture or other entity which would be material in value to CNE; and (iv) there are no voting trusts, proxies or


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                  other agreements or  understandings to which CNE or any of its subsidiaries is a party with respect to the voting of any shares of capital stock or other equity interests of CNE or any of its subsidiaries.

      4.3. Subsidiaries. Listed in Section 4.3 of the disclosure schedule attached to this Agreement as Exhibit D ("Disclosure Schedule") (which Disclosure Schedule shall be deemed to be representations and warranties to Arrow Pacific) is each subsidiary of CNE; its authorized, issued and outstanding capital stock or other equity interests; the percentage of such capital stock or other equity interests owned by CNE or any subsidiary of CNE, and the identity of such owner; the capital stock reserved for future issuance pursuant to outstanding options or other agreements; and the identity of all parties to any such option or other agreement. Each subsidiary of CNE is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each subsidiary of CNE has all requisite corporate power and authority to carry on its business as it is now being conducted. Each subsidiary of CNE is duly qualified as a foreign corporation or organization authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. All of the outstanding shares of capital stock or other ownership interests in each of CNE's subsidiaries have been validly issued, and are fully paid, nonassessable and are owned by CNE or another subsidiary of CNE free and clear of all liens and encumbrances, and are not subject to preemptive rights created by statute, such subsidiary's respective Certificate of Incorporation or By-laws or any agreement to which such subsidiary is a party.

      4.4. Due Authorization. All corporate action on the part of CNE, its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of CNE under this Agreement, and the authorization, issuance, reservation for issuance and delivery of all of the Shares being sold under this Agreement has been taken or will be taken prior to the Closing. This Agreement is a valid and binding obligation of CNE enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles. The Shares are not subject to any preemptive rights or rights of first refusal.

      4.5.  Valid Issuance of Stock.

            (a) The Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non assessable. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Articles, will be duly and validly issued, fully paid and non assessable.

            (b) The outstanding shares of the capital stock of CNE are duly and validly issued, fully paid and non assessable, and such shares of such capital stock, and all outstanding stock, options and other securities of CNE have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), and the registration and qualification requirements of all applicable state securities laws, or in compliance with applicable exemptions therefrom, and all other provisions of applicable federal and state securities laws, including, without limitation, anti-fraud provisions.

      4.6. Liabilities. CNE has no liabilities of any kind, whether liquidated, contingent, inchoate or threatened, that are not reflected on the Financial Statements. CNE has no indebtedness for borrowed money that CNE has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which CNE has otherwise become directly or indirectly liable.

      4.7. Title to Properties and Assets. CNE has good and marketable title to its material properties and assets held in each case subject to no mortgage, pledge, lien, encumbrance, security interest or charge of any kind, except for purchase money security interests incurred in the ordinary course of business. With respect to the material property and assets it leases, CNE is in material compliance with such leases and, to the best of CNE's knowledge, CNE holds valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of any party other than the lessors of such property and assets.

      4.8. Material Contracts and Obligations. All agreements, contracts, leases, licenses, instruments, commitments (oral or written), indebtedness, liabilities and other obligations to which CNE is a party or by which it is bound that are (i) material to the conduct and operations of its business and properties; (ii) involve any of the officers, consultants, directors, employees or shareholders of CNE; or (iii) obligate CNE to share, license or develop any product or technology are listed in Section 4.8 of the Disclosure Schedule and have been made available for inspection by Arrow Pacific and its counsel. For purposes of this Section 4.8, "material" shall mean any agreement, contract, indebtedness, liability or other obligation either: (i) having an aggregate value, cost or amount in excess of $10,000, or (ii) not terminable upon thirty days notice.

      4.9. Litigation. There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending (or, to the best of CNE's knowledge, currently threatened) against CNE, its activities, properties or assets or, to the best of CNE's knowledge, against any officer, director or employee of CNE in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of CNE. To the best of CNE's knowledge, there is no factual or legal basis for any such Action that might result, individually or in the aggregate, in any material adverse change in the business, properties, assets, financial condition, affairs or current prospects of CNE. By way of example but not by way of limitation, there are no Actions pending or, to the best of CNE's knowledge, threatened (or any reasonable basis therefor known to CNE) relating to the prior employment of any of CNE's employees or consultants, their use in connection with CNE's business of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties, or their obligations under any agreements with prior employers, clients or other parties. CNE is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by CNE currently pending or which CNE intends to initiate.

      4.10. Governmental Consents. All consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any federal, state or local governmental authority on the part of CNE required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to and be effective as of the Closing. Based in part on the representations of Arrow Pacific set forth in
            Section 5 below, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration and prospectus delivery requirements of the Act.

      4.11. Compliance with Other Instruments. CNE is not in, nor shall the conduct of its business as proposed to be conducted result in, any violation, breach or default of any term of CNE's Certificate of Incorporation (the "Certificate of Incorporation") or CNE's bylaws (the "Bylaws") or in any material respect of any material term or provision of any material mortgage, indenture, contract, agreement or instrument to which CNE is a party or by which it may be bound, (the "Company Contracts") or of any provision of any material foreign or domestic state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon CNE. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Certificate of Incorporation or Bylaws, or any material agreement or contract of CNE, a default under the Certificate of Incorporation, the Bylaws or CNE Contracts or, to the best of CNE's knowledge, a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of CNE.

      4.12. Disclosure. No representation or warranty by CNE in this Agreement or in any statement or certificate signed by any officer of CNE furnished or to be furnished to Arrow Pacific pursuant to this
            Agreement  contains  or  will  contain  any  untrue  statement  of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates contained in such materials were prepared based on CNE's experience and on assumptions of fact and opinion as to future events which CNE, at the date of the issuance of such materials, believed to be reasonable but which CNE cannot and does not assure or guarantee the attainment of in any manner. Such materials may contain forward-looking statements involving known and unknown risks and uncertainties that may cause CNE's actual results in future periods or plans for future periods to differ materially from what was anticipated and no representations or warranties were or are being made with respect to any such forward-looking statements or the probability of achieving any of the results projected in any of such forward-looking statements. As of the date hereof no facts have come to the attention of CNE which would, in the opinion of its management, require CNE to revise or amend the assumptions underlying such projections and other estimates or the conclusions derived therefrom in any material respect.

      4.13. Registration Rights. CNE has not granted or agreed to grant any person or entity any rights (including piggyback registration rights) to have any securities of CNE registered with the United States Securities and Exchange Commission (the "SEC") or any other governmental authority.

      4.14. Insurance. CNE has obtained, or will obtain (within 15 days after Closing) and will maintain, fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

      4.15. Financial Statements. Section 4.15 of the Disclosure Schedule sets forth the audited balance sheet of CNE dated __________ __, 200__ (the "Balance Sheet Date"); the unaudited balance sheet of CNE dated __________ ___, 2005; the audited income statement of CNE for the period ended __________ ___, 200__ and the unaudited income statement of CNE for the period ended __________ ___, 2005 (all such financial statements being collectively referred to herein as the "Financial Statements"). Such Financial Statements (a) are in accordance with the books and records of CNE, (b) are true, correct and complete in all material respects and present fairly the financial condition of CNE at the date or dates therein indicated and the results of operations for the period or periods therein specified, and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as to the unaudited financial statements, for the omission of notes thereto and normal year-end audit adjustments. Specifically, but not by way of limitation, the respective balance sheets of the Financial Statements disclose all of CNE's material debts, liabilities and obligations of any nature, whether due or to become due, as of their respective dates (including, without limitation, absolute liabilities, accrued liabilities, and contingent liabilities) to the extent such debts, liabilities and obligations are required to be disclosed in accordance with generally accepted accounting principles. CNE has good and marketable title to all assets set forth on the balance sheets of the Financial Statements, except for such assets as have been spent, sold or transferred in the ordinary course of business since their respective dates.

      4.16. Certain Actions. Since the Balance Sheet Date, CNE has not: (a) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (b) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of ten thousand dollars ($10,000) or in excess of twenty five thousand dollars ($25,000) in the aggregate; (c) made any loans or advances to any person, other than ordinary advances for travel expenses and other customary amounts reimbursable to employees and officers; (d) sold, exchanged or otherwise disposed of any material assets or rights other than the sale of inventory in the ordinary course of its business; or (e) entered into any transactions with any of its officers, directors or employees or any entity controlled by any of such individuals.

      4.17. Activities Since Balance Sheet Date. Since the Balance Sheet Date, there has not been:

            (a) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of CNE (as presently conducted and as presently proposed to be conducted);

            (b) any waiver by CNE of a valuable right or of a material debt owed to it;

            (c) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by CNE, except such satisfaction, discharge or payment made in the ordinary course of business that is not material to the assets, properties, financial condition, operating results or business of CNE;

            (d) any material change or amendment to a material contract or arrangement by which CNE or any of its assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement;

            (e) any material change in any compensation arrangement or agreement with any present or prospective employee, contractor or director not approved by CNE's Board of Directors (the "Board"); or

            (f) to CNE's knowledge, any other event or condition of any character which would materially and adversely affect the assets, properties, financial condition, operating results or business of CNE.

      4.18. Tax Matters. There have been no examinations or audits of any tax returns or reports by any applicable federal, state or local governmental agency. CNE has duly filed all federal, state, county and local tax returns required to have been filed by it and paid all taxes shown to be due on such returns. There are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

      4.19. Tax Elections. CNE has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as an "S" corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to matters of accounting, depreciation or amortization) that would have a material affect on CNE, its financial condition, its business as presently conducted or presently proposed to be conducted or any of its properties or material assets.

      4.20. Environmental Matters. During the period that CNE has owned or leased its properties and facilities, (a) CNE has not disposed, released or threatened to release Hazardous Materials (as defined below) on, from or under such properties or facilities in violation of the law, and (b) neither CNE nor, to CNE's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials in violation of the law. CNE has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to CNE having taken possession of any of such properties or facilities. For purposes of this Agreement, the terms "disposal", "release", and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For the purposes of this Section, "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance," or "hazardous chemical," under (i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.
            Section 11001 et seq.; (iii) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; (iv) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (v) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (vi) regulations promulgated under any of the above statutes; or (vii) any applicable state or local statute, ordinance, rule, or regulation that has a scope or purpose similar to those statutes identified above.

      4.21. Interested Party Transactions. No officer or director of CNE or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the 1933 Act) of any such person has had, either directly or indirectly, a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to CNE any goods, property, technology, intellectual or other property rights or services; or (b) any contract or agreement to which CNE is a party or by which it may be bound or affected.

      4.22. Stock Restriction Agreements. Each person who, pursuant to any benefit, bonus or incentive plan of CNE, holds any currently outstanding shares of common stock or other securities of Company or any option, warrant or right to acquire such shares or other securities, has entered into or is otherwise bound by, an agreement granting CNE (a) the right to repurchase the shares for the original purchase price, or to cancel the option, warrant or right, in the event the holder's employment or services with CNE terminate for any reason, subject to release of such repurchase or cancellation right on terms and conditions specified by the Board, and (b) a right of first refusal with respect to all such shares. CNE has furnished to Arrow Pacific true and complete copies of the forms of all such stock restriction agreements.

5. Representations and Warranties of Arrow Pacific. Arrow Pacific represents and warrants to CNE as follows:

      5.1. Authorization. This Agreement when executed and delivered by Arrow Pacific will constitute a valid and legally binding obligation of Arrow Pacific, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

      5.2. Investigation; Economic Risk. Arrow Pacific acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of CNE with its officers. Arrow Pacific further acknowledges having had access to information about CNE that it has requested. Arrow Pacific acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement.

      5.3. Purchase for Own Account. The Shares and the Conversion Shares will be acquired for its own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

      5.4. Exempt from Registration; Restricted Securities. Arrow Pacific understands that the Shares and the Conversion Shares will not be registered under the Act, on the ground that the sale provided for in this Agreement is exempt from registration under the Act, and that the reliance of CNE on such exemption is predicated in part on Arrow Pacific's representations set forth in this Agreement. Arrow Pacific understands that the Shares and the Conversion Shares being purchased hereunder are restricted securities within the meaning of Rule 144 under the Act; and that the Shares and the Conversion Shares are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

      5.5. Restrictive Legend. It is understood that each certificate representing the Shares, and any other securities issued in respect of the any of the foregoing upon any stock split, stock dividend, recapitalization, merger or similar event shall be stamped or otherwise imprinted with a legend substantially in the following form:

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE
            SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

            Certificates bearing the foregoing legend will be replaced with certificates without such legend if and when the restrictions giving rise to that legend no longer apply.

6. Protective Provisions. CNE grants Arrow Pacific the following rights, which will be reflected in the Articles and which rights will terminate upon the conversion of the Shares into shares of Common Stock. Notwithstanding any provisions to the contrary in this Agreement or in any other agreement or document that binds CNE, CNE will not, without the affirmative vote of the majority of owners of the Shares, perform any of the following acts:

      (a) authorize, create or issue or agree to authorize, create or issue any capital stock or any other equity security of any kind or class or increase or decrease (other than by redemption or conversion) the number of authorized or issued shares of any capital stock or any other equity in CNE; or (without limiting the intentionally broad scope of the preceding provision) declare a forward or reverse stock split or a stock dividend;

      (b) take any action that results in the redemption or repurchase of any shares of Common Stock or any other equity in CNE;

      (c)   grant registration rights to any holder of the capital stock of CNE;

      (d)   perform a merger, consolidation or other recapitalization;

      (e)   sell all, or substantially all, of CNE's assets;

      (f) enter into, amend or waive any material agreements, arrangements or understandings with any affiliates, including, without limitation, investors;

      (g)   make a significant change in accounting policy;

      (h)   incur   indebtedness,   other  than  to  suppliers  and   purchasers
            consistent with industry practice and otherwise in the ordinary course of business;

      (i)   pledge or otherwise encumber a substantial part of its assets;

      (j) make loans or otherwise lend money or assets, other than extending credit in the ordinary course of business;

      (k)   repay  loans,   notes  payable  or  other  amounts  payable  to  any
            investors;

      (l) make any distributions to any officer, director or stockholder of CNE or to any of their family or affiliates;

      (m) increase or commit to increase any compensation; or pay or commit to pay any bonuses to any officer, director or stockholder of CNE or to any or to any of their family or affiliates;

      (n) pay any accounts payable other than in the ordinary course of business and in a manner that is commercially reasonable;

      (o)   dissolve or otherwise terminate CNE's existence;

      (p)   file for bankruptcy protection;

      (q)   alter CNE's primary business focus;

      (r) alter the rights, designations and preferences of any its classes of its shares of capital stock or other equity in CNE, including, without limitation , the Shares or the Common Stock;

      (s) make any determination concerning the compensation of directors or committee members for their service on the Board or committee thereof;

      (t) alter the number of directors serving on CNE's board of directors and the manner in which the composition of the Board of Directors is determined;

      (u) amend, alter or replace CNE's Certificate of Formation or By-Laws in effect as of the Effective Date; or

      (v)   amend or terminate this Agreement

7. Conditions to Arrow Pacific's Obligations at the Closing. The obligation of Arrow Pacific to purchase the Shares at the Closing is subject to the fulfillment, to the satisfaction of Arrow Pacific on or prior to the Closing, of the following conditions:

      7.1. Representations and Warranties Correct. The representations and warranties made by CNE in Section 4 hereof shall be true and correct when made, and shall be true and correct as of the date of Closing with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement; and CNE shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

      7.2. Performance of Obligations. CNE shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

      7.3. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to Arrow Pacific, and Arrow Pacific shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

      7.4. Consents and Waivers. CNE shall have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

      7.5. Compliance Certificate. At the Closing, CNE shall deliver to Arrow Pacific a certificate, dated the date of Closing, and signed by CNE's President certifying that the conditions specified in Sections 7.1, 7.2, 7.7 and 7.8 have been fulfilled.

      7.6. Securities Laws. The offer and sale of the Shares to Arrow Pacific pursuant to this Agreement shall be exempt from the registration requirements of the Act and the registration and/or qualification requirements of all applicable state securities laws.

      7.7. Amendment to Articles. The Articles shall have been duly adopted by CNE by all necessary corporate action of its Board of Directors and shareholders and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

      7.8 American Stock Exchange Listing. CNE shall, at all times from the date of this Agreement through the Closing, have maintained its listing for trading on the American Stock Exchange.

8. Conditions to CNE's Obligations at the Closing. The obligations of CNE under this Agreement are subject to the fulfillment at or before the Closing of the following conditions:

      8.1. Representations and Warranties. The representations and warranties of Arrow Pacific contained in Section 5 hereof shall be true as of the Closing.

      8.2. Agreement and Plan of Merger. Arrow Pacific shall have entered into and delivered to CNE the Agreement and Plan of Merger.

9.    Miscellaneous.

      9.1. Governing Law. This Agreement shall be governed in all respects by the laws of the state of Delaware without regard to provisions regarding choice of laws.

      9.2. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

      9.3.  Successors   and  Assigns.   This   Agreement  and  the  rights  and
            obligations herein may not be assigned by Arrow Pacific or CNE without the written consent of the non-assigning party.

      9.4. Entire Agreement. This Agreement, including the schedules and exhibits hereto (which are hereby expressly incorporated herein by this reference), constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the Effective Date, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

      9.5. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

            If to CNE to:                                If to Arrow Pacific to:
            ------------                                 ----------------------
            Chairman and Chief Executive Officer         Arrow Pacific Resources (S) Pte. Ltd.,
            CNE Group, Inc.                              Carnegie Hall Tower
            255 West 36th Street, Suite 800              152 W. 57th Street
            New York, NY 10018                           New York, NY 10019
            Facsimile: (212) 300-2035                    Facsimile:____________

            Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 9.5 by giving the other party written notice of the new address in the manner set forth above.

      9.6. Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of CNE and Arrow Pacific.

      9.7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to CNE or to Arrow Pacific, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of CNE, or Arrow Pacific nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of CNE or Arrow Pacific of any breach of default under this Agreement or any waiver on the part of CNE or Arrow Pacific of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to CNE or Arrow Pacific shall be cumulative and not alternative.

      9.8. Legal Fees. Each Party will pay the fees of its own accountants, attorneys, investment advisors and other professionals that that party incurred in connection with the preparation of this Agreement and the consummation of the transactions that this Agreement contemplates; provided, however, that Arrow Pacific shall reimburse CNE for such fees in the amount of Fifty Thousand Dollars ($50,000) immediately upon the execution of this Agreement and the Merger Agreement, provided and subject to the condition that CNE is then listed and approved for trading on the American Stock Exchange. In the event of any action at law, suit in equity or arbitration proceeding in relation to this Agreement or any Shares or other securities of CNE issued or to be issued, the prevailing party shall be paid by the other party a reasonable sum for such prevailing party's attorney's fees and expenses in connection with such action, suit or proceeding.

      9.9. Finder's Fees. Each party (a) represents and warrants to the other party hereto that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (b) hereby agrees to indemnify and to hold harmless the other party hereto from and against any liability for any commission or compensation in the nature of a finder's fee of any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its employees or representatives are responsible.

      9.10. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      9.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      9.12. Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein above first written.

CNE Group, Inc.                               Arrow Pacific Resources (S) Pte.
                                              Ltd.,


By: /s/ George W. Benoit                      By: /s/ Peter Frugone
    -------------------------------------         ------------------------------
    George W. Benoit, Chairman                    Peter Frugone, CEO/President
    and Chief Executive Officer


By: /s/ Anthony S. Conigliaro
    -------------------------------------
    Anthony S. Conigliaro, Vice
    President and Chief Financial Officer

                                    EXHIBIT A
                                  Arrow Pacific

                            #of Series AAA Preferred
Arrow Pacific:                   Shares Purchased                 Purchase Price
--------------------------------------------------------------------------------

                                    EXHIBIT B
                           CERTIFICATE OF DESIGNATIONS

                                    EXHIBIT C
                             SCHEDULE OF EXCEPTIONS

                                    EXHIBIT D
                               DISCLOSURE SCHEDULE